UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2019

BK Technologies Corporation
__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644
(State or other jurisdiction of incorporation)	(Commission File Number)

7100 Technology Drive, West Melbourne, FL	83-4064262
(Address of principal executive offices)	(I.R.S. Employer Identification No.)

32904
(Zip Code)

  (321) 984-141
 Registrant’s telephone number, including area code:

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01
Entry into a Material Definitive Agreement.

On March 28, 2019, BK Technologies, Inc. (the “Company”), a wholly-owned subsidiary of BK Technologies Corporation (the “Holding Company”), and RELM Communications, Inc., a wholly-owned subsidiary of the Company (“RELM Communications”), as borrowers, and Silicon Valley Bank, as lender (“SVB”), entered into an Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”). The Agreement replaced the Company’s prior Loan and Security Agreement with SVB (the “Prior Agreement”) under which the Company’s secured revolving credit facility (the “Credit Facility”) was maintained.

Pursuant to the Loan and Security Agreement, the Credit Facility continues to provide the Company with a maximum borrowing availability of $1,000,000, and the Company continues to be subject to substantially the same customary borrowing terms and conditions under the Credit Facility as it was under the Prior Agreement, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default. Pursuant to the Loan and Security Agreement, payment of cash dividends, in the aggregate not exceed $5,000,000 during any twelve-month period, is permitted so long as an event of default does not exist at the time of such dividend and would not exist after giving effect to such dividend. Any borrowings under the Credit Facility will bear interest at the variable interest rate equal to 25 basis points above the Wall Street Journal prime rate. The maturity date of the Credit Facility is extended to December 26, 2019.

The financial maintenance covenants, required to be maintained at all times and tested quarterly (or, for the “Adjusted Quick Ratio” covenant, monthly, if any obligations are outstanding), include: (1) a ratio of “Quick Assets” to the sum of “Current Liabilities” plus outstanding borrowings to SVB to the extent not included in “Current Liabilities” minus the current portion of “Deferred Revenue” (all as defined in the Loan and Security Agreement) of at least 1.25:1.00; provided that "Net Cash" (defined as the difference between unrestricted cash on deposit with SVB minus any outstanding advances under the Credit Facility) is required to be at least $1,000,000; and (2) maximum “Total Leverage” (as defined in the Loan and Security Agreement) of no greater total consolidated “Indebtedness” than 3 times “Adjusted EBITDA” (all as defined in the Loan and Security Agreement). The Company’s obligations are collateralized by substantially all of the Company’s assets, principally accounts receivable and inventory.

The Company was in compliance with all covenants under the Loan and Security Agreement as of the date of filing this Current Report on Form 8-K (this “Current Report”). As of the date of filing this Current Report, the Company had no borrowings outstanding under the Credit Facility.

The foregoing description of the Credit Facility and the Loan and Security Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan and Security Agreement filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Amended and Restated Loan and Security Agreement, dated as of March 28, 2019, by and among Silicon Valley Bank, BK Technologies, Inc. and RELM Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: April 2, 2019	By:	/s/ William P. Kelly
William P. Kelly
Chief Financial Officer